Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate at the Citigroup One-on-One MLP/Midstream Infrastructure Conference

HOUSTON, August 22, 2011 — Niska Gas Storage Partners LLC (NYSE: NKA) today announced that Simon Dupéré, Interim Chief Executive Officer and Chief Operating Officer, Vance Powers, Chief Financial Officer and Rick Staples, Senior Vice-President, Commercial will be participating at the Citigroup One-on-One MLP/Midstream Infrastructure Conference on Wednesday, August 24, 2011 and Thursday, August 25, 2011 at the Encore at Wynn Las Vegas.

The presentation materials utilized at the conference will be accessible on the Niska website at www.niskapartners.com, under the “Investor Centre” tab on the morning of August 24, 2011.

Niska will be meeting with institutional investors throughout the day at the Conference

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO Hub™ in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 204.5 Bcf of gas storage capacity.

SOURCE: Niska Gas Storage Partners LLC

Niska Gas Storage Partners LLC
Investor Relations:  Vance Powers or Brandon Tran, 403-513-8600